Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Event Date/Time: Jul. 06. 2005 / 5:00PM ET

Event Duration: 50 min

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	1

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

CORPORATE PARTICIPANTS

David Labuda

Portal Software - CEO, President and Chief Technology Officer

Maury Austin

Portal Software - CFO

CONFERENCE CALL PARTICIPANTS

Justin Martoss (ph)

Graham Partners - Analyst

Chuck Goldblum

Emancipation Capital - Analyst

Peter Jacobson

Kaufman Brothers, L.P. - Analyst

Yair Reiner Reiner

CIBC World Markets - Analyst

Ben Avernivich (ph)

Analyst

Eric Best

Best Systems - Analyst

Sanjay Perry

Walker Smith Capital - Analyst

Charley Ackermann

Sagamore Hill Capital - Analyst

PRESENTATION

Operator

Good afternoon. At this time I would like to welcome everyone to the Portal fourth quarter conference call. Today’s conference call, including the question-and-answer session, is being recorded and Webcast. A replay of the call will be available later today on the Company’s Website. [OPERATOR INSTRUCTIONS] After the speakers’ remarks there will be a question and answer period.

The presentation you will hear on this call includes forward-looking statements and actual results may differ materially. Forward-looking statements include statements regarding expected future financial results, bookings, cash, revenues and expenses, continued growing business momentum, profitability and business prospects, industry and general economic trends, operating results, including delivery of project milestones, upgrades, relationships and rapport with customers, customers’ confidence in our products and services, and support for our Company, statements about our products, as well as operating plans. Actual results of these matters could, of course, differ materially for a variety of reasons including those described in our SEC filings. The risk factors identified in our SEC filings are incorporated by reference into this earnings call. Copies of these reports may be obtained from the SEC or from Portal’s Website. Thank you. And now I would like to turn the call over to Dave Labuda, Portal’s Chief Executive Officer.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Thank you and welcome to Portal Software’s conference call. I am pleased to share with you today the results of our fourth quarter and fiscal year 2005, ended January 28, 2005. Let me remind you that the numbers we will share with you today are preliminary and unaudited. They could change as we complete our financial close processes and our audit. We will also be providing you with an update on significant milestones and trends in our business. Joining me on the call today is Maury Austin, our new CFO. We were obviously disappointed in Nasdaq’s decision last week to delist Portal. However, it is important to remember that this concerns our compliance and is not a reflection on the value we deliver to our customers. Since Portal focuses on global Tier 1 communications and media companies, our business often involves large deals with variable timing.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	2

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Accordingly, our quarterly financial results and business metrics may fluctuate; however, our fundamental business metrics continue to show improvement. We are encouraged by the progress we have made towards our objective of becoming operating cash flow positive within fiscal 2006. And we are confident that we have the required cash and resources to reach profitability. Also, our key customer relationships continue to strengthen thanks to our team’s dedicated focus. Since the Nasdaq delisting announcement, our customers have reiterated their continued support for Portal. And we have had no cancellations of projects or contracts to date. The return on our investment in Portal 7 has also been very encouraging. There are more than 50 customers in the process of planning or implementing upgrades to Portal 7.

Also, in Q4 and Q1 combined, we had the highest license bookings in any two consecutive quarters in the last two fiscal years. In addition, we are realizing the benefits of the organizational changes we made last fall with improved productivity and operating savings. In Q4, we already saw approximately $3 million of the expected annual $15 million to $19 million savings in operating expenses. Overall, I can see Portal’s business momentum improving in fiscal 2006. Although we still have a lot of work to do to achieve filing compliance and relisting on Nasdaq, our underlying business fundamentals remain strong. We have strong customer relationships. We are the acknowledged technology leader in our markets. And we have an outstanding and dedicated employee workforce.

Now, I would like to provide some specific business highlights. On the customer front, we continue to make solid progress, meeting critical execution milestones and winning new business. Let me take a few minutes and give you some insight into key customer achievements in Q4. Sirius Satellite, a premiere satellite media company in North America, experienced tremendous growth in their subscriber base specifically during the Christmas season. Sirius exceeded their 2004 subscriber target of 1 million customers by more than 100,000. And stated that they would not have been able to support these high levels of activity and growth with their legacy billing platform. This success further validates Portal as a mission-critical billing and revenue management platform delivering superior performance and scalability to support rapidly growing businesses.

Vodafone Pacific successfully implemented Portal for convergent post-paid rating of their retail business. The solution went live in December 2004 and marks the second important milestone in an ongoing project to fully replace their Amdocs legacy billing system. The solution was delivered by a joint engagement between Portal Consulting and IBM and builds upon the already successful realtime data rating projects. Liaoning Telecom, a China telecom subsidiary, successfully implemented Portal for convergent billing. Supporting both prepaid and post-paid broadband and narrowband subscribers. The solution went live in December 2004, with Liaoning migrating nearly 900,000 xDSL subscribers onto the Portal billing and management platform. This marks the latest success as Liaoning continues to expand their use of the Portal platform, raising the total number of subscribers supported by Portal to more than 1.5 million.

Telstra is Australia’s largest communication provide and their business unit Big Pond is the number one Internet service provider in Australia. The most recent phase of the Telstra project went live on January 14, 2005 supporting xDSL customers. The solution includes complex pricing plans an seamless integration into their legacy billing systems to enable convergent billing of all services. Portal Consulting worked with the internal Telstra IT team to deliver this solution in four months. This success is the latest in an ongoing program of activities at Telstra to migrate to the Portal platform. Significant other milestones were also accomplished at Telstra Mobile, including implementation of usage analytics for Telstra Mobile subscribers, the successful go live of I-MODE services and successful support of Telstra’s enhanced corporate security requirements.

On January 22, 2005, Orange Switzerland launched a new commercial offer, called Matrix, targeting a specific segment of the prepaid market in Switzerland. The Matrix product offers voice and data services to prepaid customers with more flexible tariff plans and purchase options. The solution leverages Portal’s proven realtime platform to support charging for prepaid voice and data services, including advice of charge and management of the customer balances. This success endorses the ability of Portal’s billing and revenue management platform to truly support converged prepaid services, an area not traditionally supported by legacy billing solutions. This project was delivered by Portal Consulting in collaboration with Accenture.

BASE, the mobile subsidiary of KPN, which is the leading telecommunications operator in Belgium, added over 400,000 subscribers onto their Portal platform last year alone. December 14, 2004, they successfully implemented Portal to support GPRS provisioning, rating and billing for their wholesale customers. This success builds upon the existing GPRS and I-MODE platform already running on Portal. In Q4, Telefónica de Argentina expanded its use of Portal to support a wealth of new broadband services for the Argentinian market. Telefónica de Argentina is the largest telecommunications company in Argentina, with 4.2 million subscribers. They selected Portal to leverage advanced rating and billing capabilities that will enable them to accurately and profitably manage customers and services, including new data, voice, wireless, Wi-Fi, content and multimedia service offerings.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	3

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Cablevision, a leading provider of video and high-speed Internet services in Mexico, kicked off the second phase of their Portal billing and revenue management project in Q4. This latest phase includes support for Cablevision’s voice-over-IP offering. And this means that Portal will be supporting triple play services from a single platform, including broadband Internet, voice and video. Mobily, formally known as, Etihad Etisalat, is the second largest GSM provider in the Kingdom of Saudi Arabia. In Q4, Mobily selected Portal’s revenue management solution to support its aggressive growth plans and objectives in the newly liberalized Saudi market. With over 3 million subscribers, Mobily selected Portal based on our superior ability to support the rapid deployment of new services and speed their time to market. Working with Saudi Business Machines, an IBM affiliate, Portal is delivering a converged platform to support wireless and data services there. We appreciate these endorsements and thank all of our customers for their continued support.

Before I turn the call over to Maury, I would like to spend a few minutes outlining our plan to drive profitable growth for the Company. First and foremost, we will continue to focus the majority of our efforts on our customers and our continued product innovation. The major trends in the market, delivery of fully convergent services, the use of product versus project-based solutions, and the emergence of billing as a strategic business driver all present us with a large opportunity for long-term top-line growth. Portal 7’s growing popularity taps into that opportunity and should help drive higher revenue in fiscal 2006 compared to fiscal 2005. We are also committed to constantly looking for and implementing operating efficiencies that will drive higher operating margins. We believe it is important that our investors and customers understand the progress we are making, so will provide periodic updates on our accomplishments in these areas.

I will now hand the call over to our CFO, Maury Austin. Maury joined us just two weeks ago and brings with him 24 years of highly applicable financial experience. Most recently, he was CFO at South Wall Technologies where he helped the company restore its SEC reporting compliance and achieve profitability. Maury.

Maury Austin - Portal Software - CFO

Thank you, Dave. I would like to break the financial section of today’s call into three areas. The first section covering the Q4 and fiscal 2005 preliminary operating results. The second section covering selected Q1 ‘06 preliminary operating results. And the final section updating you on our progress to get back to a current status on our SEC filings. Let’s first look at our preliminary unaudited Q4 and fiscal 2005 operating results. Q4 bookings of 39.7 million increased 10.9 million or 38% compared to bookings of 28.8 million for the same period last year and 32.3 million for the third quarter of fiscal 2005. Q4 revenue of 27.3 million declined 25% from 36.1 million for the same period last year and down $400,000 sequentially from the third quarter of 2005.

Total Q4 operating expenses, including restructuring expense were at 38.2 million, up 32.5 million from the same period last year and up 7.2 million sequentially from the third quarter 2005. However, in Q4 2005 we incurred a restructuring charge of 11.6 million. And in the same period a year ago we benefited from a stock compensation credit of 19.2 million. Q4 ‘05 operating expenses without these nonrecurring charges were 26.6 million compared with 24.9 million in the same period a year ago and with 29.7 million sequentially from the third quarter 2005. We incurred 2.1 million in legal and accounting fees during Q4 2005 associated with our extended filing period.

Q4 GAAP net loss was 27.4 million or $0.64 a share compared to a GAAP net income of 11.6 million or $0.26 a share, which included the stock compensation benefit of 19.2 million or $0.43 per diluted share in the period a year ago. And with a Q3 ‘05 GAAP net loss of 19.4 million or $0.46 a share. Now, looking at the complete fiscal year 2005, bookings of 149.7 million improved 22.2 million, compared to bookings of 127.5 million for the previous year. Revenue of 104.7 million was down 17.4% from 126.8 million for the previous year. Total fiscal 2005 operating expenses, including restructuring expense, were 109.6 million, compared to 106 million for fiscal 2004. Again however, in fiscal 2005, we incurred restructuring charges totaling 3.5 million, compared with 2004 restructuring charges of 14.7 million. The 2005 GAAP net loss was 75.4 million or $1.77 per share, compared to a GAAP net loss of 40.2 million or $1.05 per diluted share in the prior year.

Turning next to the balance sheet, our cash and investments at January 28, 2005 were 59.7 million, including 14.5 million in restricted cash and investments, down from 98.8 million at the end of fiscal 2004 and from 71.2 million at the end of the third quarter fiscal 2005. Deferred revenue at January 28, 2005 was 42.4 million, compared to 28.9 million at the end of fiscal 2004 and 37.9 million in the end of third quarter fiscal 2005. Deferred revenue generally involves amounts that have been recognized as receivables but not yet recognized as revenue for one of several reasons. At this time, based on engineering schedules and other contract deliverables, the Company expects that the majority of the 42 million in deferred revenue will begin to be realized in latter portion of fiscal — of this fiscal year.

I would like to take a moment to comment on revenue recognition and revenue forecasting. In today’s strict revenue recognition environment, each contract needs to undergo stringent revenue recognition testing to determine in advance how it will be accounted for. And until the contract is signed, one cannot accurately forecast the timing of the revenue of any given deal. One impact of this is that it might be better to look at

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	4

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Portal’s business over the longer horizon to evaluate its current performance. In addition, since Portal’s business model can include significant multimillion dollar deals that may be recognized as revenue in the quarter in which the deal is signed, or may be deferred over subsequent quarters, quarterly revenue may be lumpy and may even go down quarter to quarter, depending on the types of contracts signed during that quarter.

Moving to a view of preliminary Q1 ‘06 results. We ended the quarter with bookings of 40.2 million and cash and investments of 57.5 million. So these results are still preliminary and unaudited. This indicates that our cash balances declined approximately 2.2 million during our fiscal Q1 ‘06. I would estimate that approximately half of this Q4 to Q1 cash flow improvement came from enhanced collection efforts. And the other half from improvements in the underlying business through a combination of improvements in our margin and our cost structure. We will be providing a more in-depth view of our preliminary Q1 ‘06 results in the coming weeks.

And now I would like to provide you with an update on our SEC filing status. As most of you know, the Company fell behind in its SEC reporting late last year as a result of the significant time required to file its third quarter form 10-K— Q. The Company expended significant resources to complete the financial close process for the third quarter, as well as completing an in-depth review of numerous contracts affecting the third quarter and previous quarters as well. This work confirmed that our previous SEC filings were fair and accurate in all material respects. This additional review by both Portal’s management and its auditors took approximately five months to complete.

As a result of this delay, we have a substantial amount of work ahead of us to return to the prescribed SEC filing schedule, and we are diligently working on the plan and timeline we have communicated to the investment community. To recap, we intend to get back to SEC reporting compliance on the following timeline: For the fiscal year ended January 28, 2005, by August 31, 2005. For the quarter ended April 29, 2005, by September 30, 2005. And for the second quarter ending July 29, 2005, by October 31, 2005. Our work on the SOX-404 documentation and testing has been going well over the last month and looks to be on plan to support our 8/31 filing deadline. Our fiscal 2005 audit is in process as well and appears to be on track at the moment.

Before turning the call over to the operator for the Q&A session, I would just like to cover some initial impressions of my first two weeks here at Portal. The Portal finance team’s top three goals are very clear to me. First, my team and I need to help the Company get back into SEC reporting compliance along with the associated SOX -404 work. Second, Portal has the goal of becoming operationally cash flow positive in 2006. My team and I are continuing to refine the plan to achieve that goal. And finally, we intend to do a better job of providing timely, concise and clear communications to our investors, employees and customers regarding the financial performance and the outlook for the Company.

In summary, we are halfway through our plan to get back into SEC reporting compliance. And I feel we have the right people doing the right things to optimize the probability of achieving our target results. Now Dave and I would like to open the call up for questions. Operator.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS] Your first question comes from Justin Martoss with Graham Partners.

Justin Martoss - Graham Partners - Analyst

Can you just repeat the statements regarding the cash last quarter, and that was excluding the restricted cash, is that correct?

Maury Austin - Portal Software - CFO

Are you talking about the cash flow comments?

Justin Martoss - Graham Partners - Analyst

Yes, you said there was 57.9.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	5

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Maury Austin - Portal Software - CFO

57.5 million in cash, including restricted cash.

Justin Martoss - Graham Partners - Analyst

Including the restricted cash?

Maury Austin - Portal Software - CFO

Right.

Justin Martoss - Graham Partners - Analyst

And 50% of the change was from the cost structure?

Maury Austin - Portal Software - CFO

Correct.

Justin Martoss - Graham Partners - Analyst

And then on the legal expenses, it is 2.1 million in that quarter — the last — or in the January quarter alone, correct?

Maury Austin - Portal Software - CFO

Correct.

Justin Martoss - Graham Partners - Analyst

And that number will continue to be at that level until these things are concluded?

Maury Austin - Portal Software - CFO

I would say probably in Q1 and Q2, our fiscal Q1 and Q2. And then tail off towards the end of the year.

Justin Martoss - Graham Partners - Analyst

And just with the whole going with the auditors and everything. Is there just one thing that’s — what is so difficult for them to — for auditing just to check the number? Is there anything that you can sort of talk about in general?

Maury Austin - Portal Software - CFO

I would just say revenue recognition on the numbers of contracts that we’ve had over the years. So it’s mostly just the volume and not anything other than volume.

Justin Martoss - Graham Partners - Analyst

Okay.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	6

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Maury Austin - Portal Software - CFO

But primarily around revenue recognition.

Justin Martoss - Graham Partners - Analyst

And can you break out the deferred revenue of license versus service fees?

Maury Austin - Portal Software - CFO

I don’t have that.

Justin Martoss - Graham Partners - Analyst

One last question. On the services gross margins, can you talk about how they are progressing?

Maury Austin - Portal Software - CFO

The Company has done — as near as I can tell, the Company has done a good job of evaluating its profitability by the larger projects. And is in the process of restructuring contracts where they can to improve margins and certainly pricing things differently on a go-forward basis. Improving the margins on that portion of the business is key to the Company achieving its cash flow break-even goal.

Justin Martoss - Graham Partners - Analyst

And so margins — contracts being booked or priced today are at what sort of gross margin level would you guys say?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well, we’re — we have a business model that shows a — an actual project margin of around 55% to 60% target. Yields kind of an overall contribution margin of about 40%. And then a fully-loaded margin gets down to around 20% in the model we are using.

Justin Martoss - Graham Partners - Analyst

Thanks.

Operator

[OPERATOR INSTRUCTIONS] Your next question comes from Chuck Goldblum with Emancipation Capital.

Chuck Goldblum - Emancipation Capital - Analyst

Thank you. I appreciate you having this call. I just wanted to — Maury, if possible, to go through — you have talked about on prior calls or Ron talked about on prior calls the idea that bookings come through as revenues generally in a six month basis. And if you look back at, I guess, trailing six months revenues and the trailing six month bookings starting — I’m sorry, six quarters booking starting, I guess, six months behind that. We are sort of short about $45 million in bookings that have yet to become revenues. Can you talk about sort of when that — when those bookings are expected to come in?

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	7

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Maury Austin - Portal Software - CFO

When those bookings are expected to come in? Or when the bookings convert to revenue?

Chuck Goldblum - Emancipation Capital - Analyst

Sure, when the bookings convert to revenue.

Maury Austin - Portal Software - CFO

Right. So on the balance sheet at the end of January we had 42 million in deferred revenue. I think it is safe to say that between January and today that number has increased. It is also important, I think, to understand our bookings process and I am not sure we want to go into that completely today. But the deferred revenue it has — when did we invoice it? When can we take the revenue? And the revenue relative to RevRec, we have roughly six different contractual structures that we account for differently. For instance, we have some up-front license fees that we can invoice and take revenue upon signing. We have other license fees that are linked to consulting agreements, and the revenue gets taken as the consulting agreements are earned or over time. We have training, we have other license fees for the Advantage product that’s recognized when the product is delivered. So if you take the 42 million that was on the balance sheet at the end of Q1, you have to look at it by revenue type and then you have look at it by project and estimate when that is going to be delivered. For instance — and we have a large engineering project scheduled for delivery in the second half of the year. So, the best I can tell you at the moment is that $42 million that you see now and the other higher deferred revenue numbers that are on the balance sheet as of today will begin to be released or recognized as revenue in the second half of the year. And continue on for at least four quarters, depending on the underlying contract.

Chuck Goldblum - Emancipation Capital - Analyst

Okay.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Just one clarification, the 42 million of deferred was as of the end of Q4 — you said Q1.

Maury Austin - Portal Software - CFO

Correct.

Chuck Goldblum - Emancipation Capital - Analyst

Okay, and can you talk about — I am sure it is part of the audit process towards the end of Q4, sort of NOL’s the Company has on its books or off its books now?

Maury Austin - Portal Software - CFO

The NOL’s that we reported in our 10-K for the prior fiscal year are the latest NOL information I have. And they are 400 million plus. And they should clearly go up from that number by roughly the amount of the incremental net loss over fiscal 2005.

Chuck Goldblum - Emancipation Capital - Analyst

Okay.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	8

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Maury Austin - Portal Software - CFO

We — I don’t think — I don’t believe the Company has recalculated the NOL’s until we get that far down the K process, which should be within the month.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. And I guess last question is, you spoke about on the call in your script that accounts receivable — or I guess the way you put it was increased collections made up for half of the closure of the cash burn gap from Q3 to Q4. So, that implies sort of an accounts receivable balance that puts you below even October levels on a sort of net collections basis. Right?

Maury Austin - Portal Software - CFO

Well, the AR at the end of Q1 was 20 million, and —

Chuck Goldblum - Emancipation Capital - Analyst

Q1 or Q4?

Maury Austin - Portal Software - CFO

Sorry, Q4. I am going to have to change the difference in fiscal years.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Just to put it a little bit at a higher level. If you look at one of the benefits of the restructuring and reorganization that we did in the fall is that we have a much tighter management structure out into the field organization than the Company had previously. And so that has allowed us to essentially focus much more directly on some of the outstanding AR that was not being collected successfully in the past. And really move to a model where the vast majority of the collections are occurring against current projects and timely paying customers. So some of the high collections that occurred in Q1 were due to kind of long-term outstanding AR that we were able to recover.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. And the very last question is, do you guys care to make any comments on bookings so far in the July quarter?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

No. I think as I said in the — earlier in the call, we’re very comfortable that we are on target with executing our turnaround plan and achieving the cash flow targets that we have for FY ’06. Being in the middle of the quarter we can’t comment on specifics.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. Thanks. I will get back in queue

Operator

Your next question comes from Peter Jacobson with Kaufman Brothers.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	9

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Peter Jacobson - Kaufman Brothers, L.P. - Analyst

Thank you. Good afternoon. Can you describe a little bit more the characteristics of completing the — of the work associated with completing the SEC filings? Would you characterize it as being largely just a lot of detail and accounting decisions that have to be crawled through and it is going to take some time? Or are you coming across issues that are a bit more difficult that are — are there some major issues in there that need to be addressed above and beyond just kind of crawling through the numbers?

Maury Austin - Portal Software - CFO

Yes. I — so two answers to that. One is the Sarbanes portion of it is now what I would say under control. The team has done a good job over the last month in sort of getting back on track and getting to a point where the work left to go is — I’ll say routine in terms of there’s no specific large questionable areas. It is pretty much just the completion of the testing plan and doing the testing on the SOX part. On the financial audit, it’s fairly similar in terms of there’s no major areas. It is almost like if you were to have ended the quarter three weeks ago and started gathering all the required documentation for the auditors to begin going through. And then from that point until the point where you file it’s sort of a typical audit. I would say that’s the characterization of the audit as it stands right now. It’s basically just completing an audit as if it started maybe three or four weeks ago.

Peter Jacobson - Kaufman Brothers, L.P. - Analyst

Okay. And with respect to the sales force, can you tell us approximately how many people are in the sales — direct sales force today? And maybe how that has tracked recently? And also my sense is that over the last couple of years, you have concentrated on your existing customers rather than going out and attempting to bid on a lot of new business with new customers. And I would be interested in your characterization of the sales activity.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Sure. The exact number of sales personnel is actually a little bit difficult to describe because we have a blended model where it is a combination of account executives, as well as client partners from the services organization. With customers as large and complex as Vodafone and France Telecom, it’s not a typical one-to-one relationship that you might have in other markets. In terms of our sales strategy, we certainly have focused our resources to make sure that we are achieving critical mass and applying the level of relationship we need with our Tier 1 customers to really maximize the value that we are providing them and therefore grow our business with them over time. We have pulled back from various regions of the world where we felt we did not have critical mass to have a direct sales presence. However, we are still in all of those markets using an indirect or partner approach. The Middle East is a perfect example where we withdrew our personnel from the Middle East last fall. And have actually had very strong traction working with Saudi Business Machines and other partners in that region. And are seeing significant upside to our business through that partnering model.

Peter Jacobson - Kaufman Brothers, L.P. - Analyst

Okay. And then finally, you talked a little bit about Vodafone. Can you expand on that a little bit more as far as what’s the competitive environment and how has that changed versus Amdocs recently?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well I think it’s — I am very comfortable saying that our relationship with Vodafone continues to strengthen. We have a large dedicated set of employees who work with Vodafone on a daily basis. At the executive level, we are in nearly constant contact with the executives both at the group level and at the operating Company level. And I think we are very optimistic about our future relationship with Vodafone.

Peter Jacobson - Kaufman Brothers, L.P. - Analyst

Okay. That’s all I have. Thank you.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	10

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Thank you.

Operator

[OPERATOR INSTRUCTIONS] Your next question comes from Yair Reiner with CIBC World Markets.

Yair Reiner Reiner - CIBC World Markets - Analyst

A couple of questions. On Vodafone would you be able to break out the percentage of revenue that constituted 4Q?

Maury Austin - Portal Software - CFO

What percentage of revenue was Vodafone of Q4?

Yair Reiner Reiner - CIBC World Markets - Analyst

Yes.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

I don’t have that number in front of me. It — the percentage of revenue that comes from Vodafone fluctuates quite a bit from quarter to quarter because of the revenue recognition milestones. The projects of Vodafone tend to be fairly large and so they tend to come in very lumpy revenue chunks. If you look at Vodafone kind of — as a portion of our overall business, I would put it in the 20% to 25% range.

Yair Reiner Reiner - CIBC World Markets - Analyst

Fair enough. On the operating expense lines, are the levels that you reached in 4Q, are those levels you feel comfortable with — I mean, sustaining in the next year or the coming quarters. Or do you see any place where you might either be able to cut expenses or will have to maybe make further investments?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Actually, the cuts have already been made. With — the restructuring we did in the fall occurred occurred essentially at the end of the third quarter because of the nature of the changes in terms of headcount and changes to our field representation and some fairly significant reorganizations; the cost benefits of those changes take time to show up. So, as we previously have said, we anticipate a $15 million to $19 million annual savings from those changes. And so we will continue — you will — we will continue to see those savings show up more strongly in FY ’06 than you saw in Q4.

Yair Reiner Reiner - CIBC World Markets — Analyst

Fair enough. Thank you.

Operator

Your next question comes from Ben [Avernivich], independent analyst.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	11

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Ben Avernivich Analyst

Thank you. Good evening. Quick question for you guys. I know this has been asked on previous calls but what level of an annual revenue run rate do you think you will need to achieve free cash flow positive? Because you are talking about getting there within this year.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well because of the revenue recognition mapping, it’s not a direct correlation of revenue to cash flow. Again, as Maury described, we have some projects where the contract is completed, the value is being delivered, and we are being paid. But the revenue may not show up until the very end when the user does a final acceptance. So, I think it is actually more appropriate to look at bookings and cash collections as drivers of our cash flow. With revenue following either closely or sometimes less closely depending on the details of the contract. If you look at the level of bookings that we require to achieve cash flow positive, obviously we’ve talked about our Q4 bookings and our Q1 bookings being in the high 30’s, about 40 million a quarter. That is a sufficient level based on our plan to move us over time to operating cash flow positive.

Ben Avernivich Analyst

Okay. So if we are running about 160, which we expect would — the bookings would play out in transferring to revenue over the course of a one-year time frame or 12 month or so time frame, that should be sufficient with the streamlined operation to achieve positive free cash flow? Is that correct?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Yes.

Ben Avernivich Analyst

Okay. And then a quick follow-up and then just one clarification. Is there any room for further enhancements on working capital side? You said some of the improvements in Q4 were coming obviously from margin improvements on the operating side, as well as enhanced collection on the balance sheet side. Do you see any room here in the first half for improved working capital?

Maury Austin - Portal Software - CFO

I would say not significantly. I would say the most near-term opportunity is just in some of the margin structure in the contracts that we are now bidding.

Ben Avernivich Analyst

Okay. And then just that one quick clarification, you keep indicating “operating positive cash flow.” What kind of adjustments in terms of — if we look at free cash flow, is there some sort of adjustment that you are calling an “operating positive cash flow”?

Maury Austin - Portal Software - CFO

Yes, the biggest adjustment is we have about $4 million a quarter, at least in current terms, that we have accrued for restructuring costs associated with facilities mainly. And there will be an outflow of about 4 million a quarter for the next four quarters or so associated with that. So, the biggest reconciling item is just that item relative to — total cash flow as opposed to operating cash flow, our reconciling item is basically just a restructuring cost.

Ben Avernivich Analyst

So the accruals are coming from the facilities?

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	12

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Maury Austin - Portal Software - CFO

Right.

Ben Avernivich Analyst

Shut down. Okay. Thank you very much.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Operator?

Operator

[OPERATOR INSTRUCTIONS] Your next question comes from Eric Best with Best Systems.

Eric Best - Best Systems - Analyst

Yes, hi, I have a couple of questions. I wanted to know in regard to R&D, are we expecting still to go at the rate of 10 million on R&D per quarter going forward? And my second question is, the severance package that was paid to the previous CEO, was it taken in Q4 or in Q1, 2006?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

The severance package for the CEO, that was in Q3, I believe that that was accrued in. So, that was actually accrued in Q3 of last year which is when the change occurred. In terms of the R&D budget, again as a technology provider and leading technology provider in the market, our customers give us consistent feedback that they depend on and value heavily the investment that we make in our products. We continue to expand the footprint of the products. I talked a little bit earlier in the call about our move into prepaid voice services and fully convergent services. And so we expect to maintain a very strong investment in R&D into the future.

Eric Best - Best Systems - Analyst

Okay. One more question. I saw an article in the [Asia] Growth Magazine about all the projects that Amdocs is bidding on in Asia Pacific. Can you comment on the activity in that region?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well, I can certainly comment on our activity. If you look at — if you look at our key customers in that region such as Vodafone Japan, Vodafone Pacific, Telstra, the relationships we have with those customers continue to strengthen. We continue to close new business. I mentioned some of the projects earlier in the call. And again, I say I am very optimistic about continuing to grow those relationships over time.

Eric Best - Best Systems - Analyst

Thank you very much. Operate — operate —

Operator

Your next question is a follow-up question from Justin Martoss with Graham Partners.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	13

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Justin Martoss - Graham Partners - Analyst

Do you have accounts receivable balance for Vodafone?

Maury Austin - Portal Software - CFO

No, we don’t

David Labuda - Portal Software - CEO, President and Chief Technology Officer

We don’t have it to that level of detail.

Justin Martoss - Graham Partners - Analyst

Okay. Thanks.

Operator

Your next question comes from Sanjay Perry with Walker Smith Capital.

Sanjay Perry - Walker Smith Capital - Analyst

Hey, guys, thanks. You guys did a nice job on the services margin. I am just wondering either Dave or Maury, any reason why we can’t see you guys move into, closer to where your comps are in kind of the mid 30’s, low 30’s gross margins on the services side? How do we think about that going forward?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well, again, I think as Maury said, we have done a lot of work over the last eight, nine months with the new management team and the reorganization to identify the right business model, the right pricing, the right field organization to manage projects to the margin goals. Obviously it takes time to clean up existing projects that were challenged in that area and I think we are in a transition period. But I don’t think there’s any specific inhibitor of us achieving an industry comparable goal over time.

Sanjay Perry - Walker Smith Capital - Analyst

And then just lastly, the — you guys are talking about operating cash flow and there have been a few questions around that. But is it fair to assume as we are just kind of thinking of how the business evolves that even with the 4 million a quarter outflow, that free cash flow could be a possibility this year?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well, again, the goal that we have stated is that we intend to achieve the crossover to operating cash flow positive within fiscal 2006.

Sanjay Perry - Walker Smith Capital - Analyst

Okay. Okay. Great. Thanks. Well, nice job.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	14

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Thanks.

Operator

[OPERATOR INSTRUCTIONS] Your next question comes from Charley Ackermann with Sagamore Hill Capital.

Charley Ackermann - Sagamore Hill Capital - Analyst

Hi, guys. I was just wondering if you can go through the revenue opportunity with Portal 7.0? And are most of your customers current on maintenance? Is there — are any of the customers that have deployed it buying additional modules? And what is sort of the revenue associated with those modules? And I have a follow-up question afterwards.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Sure. I think because of the mission-critical nature of the — of our product and the solution we provide, customers are very much up to date on their maintenance. We have a very tight relationships with our customers and help them run their business. So I would say 90% plus of our customers are up to date on maintenance. In terms of the revenue opportunities for Portal 7, we do have a very large installed customer base and so there is a lot of opportunity to drive new value. As I mentioned, there are dozens of upgrades already in the planning process or in the process of being implemented. We’ll obviously continue to push the Portal 7 technology and the enhanced features out to the rest of the customers. There is also the opportunity to sell completely new optional modules and new licenses to existing customers. Portal 7 does contain a significant amount of functionality which is not inherently included in the base license. So, as we add new areas of the footprint of the product, we get to go back and upsell the existing customer base to that expanded footprint.

Charley Ackermann - Sagamore Hill Capital - Analyst

And can you just give any color on the success of selling those extra modules or on the services revenue that you get migrating from the old version to the new version? Do you do the services work? Do your partners do the services work?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Well, obviously there is a spectrum of approaches, but we are always involved to some extent. In many cases we are the primary provider of the services. Obviously, we have a lot of expertise and a developed practice around doing these upgrades. And because of the product-based strategy, the upgrades are very repeatable. We do work with system integrators very closely, as well as customers where they have a strong presence. So it really just depends. But I think in all cases, it’s tremendous business for us, because it is working with an existing customer. It is adding new value to a customer that already recognizes the value we provide as a partner. And so it is very much a win-win situation.

Charley Ackermann - Sagamore Hill Capital - Analyst

Okay. And then just one quick follow-up. On your Sarbanes Oxley and accounting department, what sort of expense are you guys seeing an increase in that area? And is it going be there for the next five — for indefinitely? Or is it going to go away after you file your 10-K.

Maury Austin - Portal Software - CFO

I think — in Q4, we incurred in round numbers about $2 million in legal fees, and a large portion of that — or some portion of that was SOX related. So, I think, that amount will stay roughly constant, Q1, Q2 and taper off in Q3 to probably about half of the level that — half of the 2 billion per quarter. So 1 million a quarter in Q3 and Q4.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	15

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Charley Ackermann - Sagamore Hill Capital - Analyst

You are classifying SOX fees as legal fees?

Maury Austin - Portal Software - CFO

Well, there’s a legal and audit fees is in the $2.1 million.

Charley Ackermann - Sagamore Hill Capital - Analyst

Okay. And that is not in the restructuring line? That is in the G&A line?

Maury Austin - Portal Software - CFO

Correct.

Charley Ackermann - Sagamore Hill Capital - Analyst

All right, thanks, guys.

Operator

Your next question is a follow-up question from Chuck Goldblum with Emancipation Capital.

Chuck Goldblum - Emancipation Capital - Analyst

A quick follow-up on some of the stuff you guys talked about before. On — in April cash went down about $2.2 million. You discussed quarterly restructuring outflows of approximately $4 million. So does that imply cash flow apart from restructuring ie. operations and working capital was up for the April quarter apart from restructuring?

Maury Austin - Portal Software - CFO

Correct.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. And can you talk about quarterly maintenance run rate now? I know that is not something that is typically released. And maybe give us an indication when you talk about sort of improved and steady relationship with customers, a maintenance number would give us some comfort there.

David Labuda - Portal Software - CEO, President and Chief Technology Officer

We don’t separate our maintenance specifically in our disclosed numbers. But what I can say is that we do have a very high success rate with our customers. We do customer satisfaction surveys through a third party every six months. And we consistently have very high ratings in terms of the satisfaction. We had a press release about that recently. And as I said, we have a greater than 90% renewal rate on our annual maintenance contracts.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	16

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Jul. 06. 2005 / 5:00PM, PRSF.PK - Q4 2005 Portal Software Earnings Conference Call

Chuck Goldblum - Emancipation Capital - Analyst

So is it reasonable to expect — the number I heard in the past was an $8 million number. And that was from a while ago was a quarterly maintenance run rate. So it would be reasonable to assume then that with the higher bookings et cetera, your maintenance is running higher than that. Correct?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

I think, obviously if we are selling more license over time and you have a high renewal rate, then you could conclude that over time our maintenance run rate will rise.

Chuck Goldblum - Emancipation Capital - Analyst

Okay. Thank you.

Operator

At this time, there are no further questions. Mr. Labuda, are there any closing remarks?

David Labuda - Portal Software - CEO, President and Chief Technology Officer

Yes, I would like to reiterate that our fundamental business metrics continue to show improvement. And we continue to launch exciting new projects with both existing and new customers on a global basis. Finally, I would like to close today’s call by thanking our customers, our investors and our employees for their ongoing support. We look forward to speaking with you again soon. Thank you.

Operator

This concludes today’s Portal fourth quarter conference call. You may now disconnect.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	streetevents@thomson.com	617.603.7900	www.streetevents.com	17

© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.